                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                             FORM 8-K/A


                           CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): April 23, 1999


                           CHURCHILL DOWNS INCORPORATED
                           -----------------------------
              (Exact name of registrant as specified in its charter)

          KENTUCKY                    0-01469                61-0156015
         ---------                   ---------              ------------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation or                                      Identification No.)
 organization)


                      700 Central Avenue, Louisville, KY 40208
                      ----------------------------------------
                      (Address of principal executive offices)
                                  (Zip Code)

                                (502) 636-4400
                     -----------------------------------------
                (Registrant's telephone number, including area code)

                                  NOT APPLICABLE
              (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     A.  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Calder Race Course, Inc.

In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholder's deficit and of cash flows present fairly, in all material respects, the financial position of Calder Race Course, Inc. (a wholly-owned subsidiary of K.E. Acquisition Corporation) at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 19, 1999

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                             DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1998            1997
                                                                                    --------------  --------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $    3,672,783  $      311,519
  Accounts receivable, net of allowance of $289,000 and $35,000 at December 31,
    1998 and 1997, respectively...................................................         620,863         598,501
  Restricted cash and investments.................................................         545,941         545,466
  Prepaid expenses................................................................         113,867          47,082
                                                                                    --------------  --------------
    Total current assets..........................................................       4,953,454       1,502,568
                                                                                    --------------  --------------
Property, plant and equipment:
  Land and improvements...........................................................       1,054,637       1,054,637
  Buildings and improvements......................................................      47,341,792      46,580,447
  Furniture, fixtures, and equipment..............................................       1,857,808       5,290,502
                                                                                    --------------  --------------
                                                                                        50,254,237      52,925,586
  Less accumulated depreciation...................................................      32,161,187      33,868,502
                                                                                    --------------  --------------
    Property, plant and equipment, net............................................      18,093,050      19,057,084
                                                                                    --------------  --------------
Restricted cash and investments--noncurrent.......................................         905,590         895,590
Other assets......................................................................         203,287          89,137
                                                                                    --------------  --------------
                                                                                         1,108,877         984,727
                                                                                    --------------  --------------
    Total assets..................................................................  $   24,155,381  $   21,544,379
                                                                                    --------------  --------------
                                                                                    --------------  --------------
                                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable................................................................  $      322,783  $      103,991
  Funds held for stake racing--current............................................         570,117         545,517
  Mutuel tickets outstanding......................................................         538,309         485,990
  Accrued liabilities.............................................................         762,854         679,114
  Redeemable preferred stock payable..............................................              --         200,000
  Due to affiliate and parent.....................................................       4,548,380       3,121,717
                                                                                    --------------  --------------
    Total current liabilities.....................................................       6,742,443       5,136,329
Funds held for stake racing--noncurrent...........................................         817,401         817,108
Long-term debt....................................................................      22,910,647      28,342,941
Deferred tax liability............................................................       4,771,119       1,608,983
                                                                                    --------------  --------------
    Total liabilities.............................................................      35,241,610      35,905,361
                                                                                    --------------  --------------
Mandatorily redeemable preferred stock, 7% cumulative, $1 par value. Authorized
  190 shares; issued and outstanding -0- and 70 shares at December 31, 1998 and
  1997, respectively; redemption amount of $10,000 per share......................              --         700,000
Shareholder's deficit:
  Common stock, $.25 par value. Authorized 800,000 shares; issued and outstanding
    667,440 shares at December 31, 1998 and 1997..................................         166,860         166,860
  Additional paid-in capital......................................................      39,299,247      39,299,247
  Accumulated deficit.............................................................     (50,552,336)    (54,527,089)
                                                                                    --------------  --------------
    Total shareholder's deficit...................................................     (11,086,229)    (15,060,982)
                                                                                    --------------  --------------
    Total liabilities and shareholder's deficit...................................  $   24,155,381  $   21,544,379
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of these financial statements.

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Revenues:
  Pari-mutuel commissions...........................................  $  37,157,767  $  33,700,053  $  29,583,341
  Interstate simulcast commissions..................................      6,170,547      5,485,302      4,131,141
  Stake fees for purses.............................................      1,595,950      1,531,608      1,273,970
  Admissions........................................................        575,153        608,177        698,693
  Parking, programs and concessions.................................      1,122,232      1,199,114      1,311,421
  Breakage..........................................................      1,467,305      1,358,981      1,057,300
  Sundry............................................................      1,885,156      1,236,825      1,339,278
                                                                      -------------  -------------  -------------
    Total revenues..................................................     49,974,110     45,120,060     39,395,144
                                                                      -------------  -------------  -------------
Expenses:
  Purses and owners' awards.........................................     23,347,422     21,152,506     18,575,516
  Advertising and promotion.........................................      1,480,848      1,647,781      1,334,982
  Depreciation......................................................      1,682,188      1,611,697      1,578,500
  Insurance.........................................................      1,332,754      1,331,234      1,372,077
  Maintenance and repairs...........................................        690,787        740,835        705,202
  Payroll and other compensation....................................      5,671,542      5,366,527      5,008,421
  Taxes.............................................................      1,770,203      1,747,056      1,655,176
  Services purchased................................................      2,035,327      1,873,546      1,662,633
  Totalisator rental................................................        492,992        504,973        469,222
  Utilities.........................................................      1,257,996      1,232,486      1,221,159
  Other.............................................................      2,867,096      2,585,572      2,332,479
                                                                      -------------  -------------  -------------
    Total expenses..................................................     42,629,155     39,794,213     35,915,367
                                                                      -------------  -------------  -------------
    Operating income................................................      7,344,955      5,325,847      3,479,777
                                                                      -------------  -------------  -------------
Other income (expense):
  Rental income.....................................................      1,010,807      1,067,848        871,676
  Interest income...................................................        164,861        123,818        108,752
  Interest expense..................................................     (1,866,600)    (2,312,932)    (2,453,517)
                                                                      -------------  -------------  -------------
                                                                           (690,932)    (1,121,266)    (1,473,089)
                                                                      -------------  -------------  -------------
    Income before income taxes......................................      6,654,023      4,204,581      2,006,688
Provision for income taxes..........................................      2,641,046      1,645,873        616,000
                                                                      -------------  -------------  -------------
Net income..........................................................      4,012,977      2,558,708      1,390,688
Dividends on preferred stock........................................         38,224         67,822         91,000
                                                                      -------------  -------------  -------------
Net income attributable to common shareholders......................  $   3,974,753  $   2,490,886  $   1,299,688
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT
--------------------------------------------------------------------------------

                                                 COMMON STOCK
                                            -----------------------   ADDITIONAL                        TOTAL
                                              NUMBER        PAR         PAID-IN      (ACCUMULATED   SHAREHOLDER'S
                                             OF SHARES     VALUE        CAPITAL        DEFICIT)        DEFICIT
                                            -----------  ----------  -------------  --------------  --------------
Balance at January 1, 1996................     667,400   $  166,860  $  39,299,247  $  (58,317,663) $  (18,851,556)
  Net income..............................          --           --             --       1,390,688       1,390,688
  Dividends on preferred stock............          --           --             --         (91,000)        (91,000)
                                            -----------  ----------  -------------  --------------  --------------
Balance at December 31, 1996..............     667,400      166,860     39,299,247     (57,017,975)    (17,551,868)
  Net income..............................          --           --             --       2,558,708       2,558,708
  Dividends on preferred stock............          --           --             --         (67,822)        (67,822)
                                            -----------  ----------  -------------  --------------  --------------
Balance at December 31, 1997..............     667,400      166,860     39,299,247     (54,527,089)    (15,060,982)
  Net income..............................          --           --             --       4,012,977       4,012,977
  Dividends on preferred stock............          --           --             --         (38,224)        (38,224)
                                            -----------  ----------  -------------  --------------  --------------
Balance at December 31, 1998..............     667,400   $  166,860  $  39,299,247  $  (50,552,336) $  (11,086,229)
                                            -----------  ----------  -------------  --------------  --------------
                                            -----------  ----------  -------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1998           1997           1996
                                                                       -------------  -------------  -------------
Cash flows from operating activities:
  Net income.........................................................  $   4,012,977  $   2,558,708  $   1,390,688
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation.......................................................      1,682,188      1,611,697      1,578,500
  Provision for deferred taxes.......................................      2,641,046      1,094,983        514,000
  Provision for bad debts............................................        254,000             --             --
  Adjustment in carrying value of captive insurance company..........             --        152,123             --
  Changes in assets and liabilities:
    (Increase) decrease in:
      Restricted cash and investments................................        (10,475)       (60,811)        16,172
      Accounts receivable............................................       (276,362)      (184,634)        66,300
      Prepaid expenses...............................................        (66,785)       147,171         (5,486)
      Other assets...................................................       (114,150)        30,812        (14,960)
    Increase (decrease) in:
      Accounts payable...............................................        218,792        (15,073)       (62,825)
      Funds held for stake racing....................................         24,893         48,686        309,259
      Mutuel tickets outstanding.....................................         52,319         35,749        (33,708)
      Accrued liabilities............................................         83,740        239,556       (188,885)
                                                                       -------------  -------------  -------------
      Net cash provided by operating activities......................      8,502,183      5,658,967      3,569,055
                                                                       -------------  -------------  -------------
Cash flows from investing activities:
  Payments for purchases of property and equipment...................       (718,154)      (629,471)      (303,320)
                                                                       -------------  -------------  -------------
      Net cash used in investing activities..........................       (718,154)      (629,471)      (303,320)
                                                                       -------------  -------------  -------------
Cash flows from financing activities:
  Advances to affiliate and parent, net..............................      1,947,753      1,054,069        733,286
  Redemption of mandatorily redeemable preferred stock...............       (900,000)      (400,000)            --
  Loan payments......................................................     (5,432,294)    (5,900,000)    (3,899,728)
  Dividends paid on preferred stock..................................        (38,224)       (67,822)       (91,000)
                                                                       -------------  -------------  -------------
      Net cash used in financing activities..........................     (4,422,765)    (5,313,753)    (3,257,442)
                                                                       -------------  -------------  -------------
      Net increase (decrease) in cash and cash equivalents...........      3,361,264       (284,257)         8,293
Cash and cash equivalents, beginning of period.......................        311,519        595,776        587,483
                                                                       -------------  -------------  -------------
Cash and cash equivalents, end of period.............................  $   3,672,783  $     311,519  $     595,776
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Supplemental cash flow information:
Interest paid........................................................  $   1,915,779  $   2,316,208  $   2,485,840
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Supplemental schedule of noncash financing activities:
Purchase of mandatorily redeemable preferred stock...................  $          --  $          --  $     200,000
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

Calder Race Course, Inc.
(A Wholly-owned subsidiary of K.E. Acquisition Corporation)
Notes to Financial Statements
December 31, 1998
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Calder Race Course, Inc. (the "Company"), holds a pari-mutuel racing permit from the State of Florida and conducts live race meetings for thoroughbred horses and participates in simulcast wagering as a host track and as a receiving track in Dade County, Florida. The Company's operations are classified under one business segment. As provided in the Florida statutes, the Company was authorized to operate a 122-day race meet during the years ended December 31, 1998, 1997 and 1996.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

RESTRICTED CASH

Restricted cash consists of a surety bond made payable to the State of Florida, which is required by the State of Florida in order for Calder to be granted a license to race, and fines collected from horsemen, trainers and jockeys during meets, which are used to subsidize medical and funeral expenses of backside personnel, who are otherwise uninsured or in need. In addition, included in restricted cash at December 31, 1998 and 1997, respectively, are approximately $1,371,000 and $76,000 of amounts to be invested relating to the future Florida Stallion Stakes.

INVESTMENTS

Investments consist of interest-bearing Bankers acceptances and money market accounts held for the future Florida Stallion Stakes races. These securities are carried at accreted cost and are held to maturity. Interest income is accrued as earned.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the respective assets, between 5 and 50 years. During 1998, the Company retired approximately $3.4 million of fully depreciated furniture, fixtures and equipment which are no longer being used in operations.

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-term assets for impairment and writes these down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports that the carrying amount of cash and cash equivalents, trade receivables, accounts payable, long-term debt payable and accrued liabilities approximates fair value due to the short maturity of these instruments, and that the carrying amount of marketable securities is stated at fair value.

INCOME TAXES

The Company files a consolidated U.S. Federal income tax return with its parent, K.E. Acquisition Corporation (Parent). Under the terms of a tax sharing arrangement with its parent, the provision for income taxes is computed as if the Company filed a separate tax return, on a year to year, stand-alone basis, with the current tax balances determined based on a consolidated filing position. All current income tax related balances are included as due to parent in the accompanying financial statements.

The Company accounts for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. The differences in 1998 and 1997 related primarily to accelerated tax depreciation.

PURSES

In accordance with Florida statutes, the Company is required to distribute a specific amount of purses and owners' awards based on a percentage of the pari-mutuel handle plus additional amounts based on contractual agreements with the Florida Horsemen's Benevolent Protective Association. The Company underpaid approximately $160,000 and $308,000 of purses and owners' awards during December 31, 1998 and 1997, respectively. Such amounts are included in accrued liabilities. The obligation at December 31, 1997 was fulfilled in 1998, and the obligation at December 31, 1998 is expected to be fulfilled in 1999.

HORSEMEN ACCOUNT

During the track meet the Company administers the Horsemen's bank account on their behalf. In addition to the opening balance, these funds include purses which have been paid by the Company to the Horsemen during the track meet but not yet withdrawn by the Horsemen. The funds held and

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

administered on behalf of the Horsemen amounted to $109,000 and $37,000 at December 31, 1998 and 1997, respectively. Such funds have been excluded from the financial statements.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period financial statements to conform with current period presentation.

2. ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of amounts due from simulcasting, rent, and from concession activities. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential losses.

3. DEBT

The Company and its affiliate, Tropical Park, Inc. (Tropical), assumed debt of its former owner, of which the Company's allocable share at December 31, 1998 and 1997 amounted to $22,910,647 and $28,342,941, respectively. The debt, which is payable to its Parent, was allocated by agreement between the Company and Tropical. The debt is collateralized by substantially all of the Company's assets. The loan bears interest at adjusted LIBOR plus .75% (6.75% at December 31, 1998). In February 1999, the maturity date was extended to January 1, 2000. Interest payments are payable quarterly. The Company, and its affiliate, Tropical, are jointly and severally liable to their Parent for the total debt assumed which approximates $39,498,000 and $49,000,000 at December 31, 1998 and 1997, respectively.

4. MANDATORILY REDEEMABLE PREFERRED STOCK

On August 5, 1988, the Company entered into a preferred stock exchange agreement whereby 190 shares of $1.00 par value, nonvoting, 7% cumulative preferred stock were authorized and issued. The preferred stock has a liquidation value of $10,000 per share. On August 28, 1998, the Company exercised an option to redeem all the remaining outstanding shares of preferred stock. The Company paid preferred stock dividends of $38,224, $67,822 and $91,000 during 1998, 1997 and 1996, respectively.

5. COMMITMENTS AND CONTINGENCIES

LEASES AND CONTRACTS

The Company entered into a lease with Tropical, an affiliate, for the rental of the Company's racing plant and facilities through March 2004. Rent is calculated at 1.5% of Tropical's on-site pari-mutuel handle. Total rental income under this lease was $803,199, $810,618 and $707,206 for 1998, 1997 and 1996, respectively.
The rent, real estate taxes, and maintenance costs are reviewed annually to

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

determine whether an adjustment should be made based on increases or decreases in various costs and expenses.

The Company has also agreed to furnish Tropical with personnel necessary for its racing meets. For this service, Tropical is charged with the actual payroll cost plus a fringe benefit charge of 40% of this amount. The Company pays all related payroll costs. Fringe benefit fees for the year ended December 31, 1998, 1997 and 1996 totaled $896,410, $869,248 and $746,162, respectively. Payroll expenses have been reduced by this amount in the accompanying financial statements.

LEGAL MATTERS

The Company is involved in various matters of litigation which arise in the normal course of business. Management believes that liability, if any, arising from such litigation will not have a material adverse effect on the financial position of the Company.

CONCESSION CONTRACT

The Company has two years remaining on its three-year contract with its food and beverage concessionaire. Under the terms of the agreement, the Company is entitled to receive a percentage of the net concession sales, by location. In addition, the contract provides for the concessionaire to reimburse the Company for certain electricity costs in the main building. Amounts owed to the Company at December 31, 1998 and 1997 amounted to $196,278 and $34,300, respectively.

LAND LEASE

The Company has leased a portion of its land, through February 2025, to an operator of a national hotel franchise. As provided by the terms of the lease, the annual base rent is $63,000 plus a percentage of the rent based on the gross receipts of the hotel.

SERVICE AGREEMENTS

The Company has entered into a totalisator service agreement through 1999. The totalisator service charge is based on a tiered percentage of the daily handle, subject to a minimum fee of $2,000 for each racing day. Total charges amounted to $492,992, $504,973 and $469,222 for 1998, 1997 and 1996, respectively.

In 1994, the Company entered into a five-year service agreement with a third party who provides on-track video and support operations. The charge for this service amounted to $468,793, $468,629 and $409,760 for 1998, 1997 and 1996,
respectively.

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

EMPLOYMENT AGREEMENTS

The Company entered into three employment agreements with key employees for which the contract periods and termination dates vary from one year to three years. The agreements provide, in part, for combined compensation to be allocated between the Company and its affiliate, Tropical, of approximately $376,000, $350,000 and $314,000 in 1998, 1997 and 1996, respectively. The
Company's portion was approximately $325,000, $296,000 and $255,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Total remaining annual commitments under these agreements amount to approximately $238,700, $183,000 and $42,000 for the years ending 1999, 2000 and 2001, respectively, of which the Company's allocated portion for 1999, 2000 and 2001 will be approximately $202,900, $155,600 and $35,700, respectively.

FUNDS HELD FOR STAKE RACING

Funds held for stake racing represent funds relating to nominating fees from horsemen for the Florida Stallion Stakes to be held in future years. These funds are included as investments and restricted cash in the accompanying financial statements. These funds consist primarily of interest bearing Bankers acceptances and money market accounts carried at accreted cost, maturing during the three years mentioned above. Market value approximates accreted cost.

401(K) PLAN

All employees who have completed at least 1,000 hours of service, not covered by any other qualified pension or profit-sharing plan and are 21 years or older are eligible to participate in the Calder Race Course, Inc. 401(k) Plan. The Company's plan contributions, which are in the form of matching contributions equal to a percentage of the employees' contributions to the plan, totaled $13,281 and $8,948 for the years ended December 31, 1998 and 1997, respectively.

6. INCOME TAXES

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income primarily as a result of certain expenses where the deductions are accelerated for tax purposes.

The Company's results are included in the consolidated U.S. federal income tax return with its parent. Under the terms of the agreed-upon tax sharing arrangement with its parent, the provision for income taxes is computed as if the Company filed a separate tax return, on a year to year, stand-alone basis. The consolidated current income tax liability of the Company's parent is allocated to the Company based on its pro-rata percentage of taxable income of the consolidated group and is included as Due to affiliate and parent in the accompanying financial statements. Other income tax related balances including those arising from temporary differences which generate deferred taxes and the difference in the current liability for income taxes computed as if the Company filed a separate tax return and the

CALDER RACE COURSE, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
--------------------------------------------------------------------------------

6. INCOME TAXES (CONTINUED)

parent's allocated amount, are included as Deferred tax liability in the accompanying financial statements.

The aggregate amount of current and deferred tax expense, and the net amount of any tax-related balances due to parent was $2,641,046 and $4,771,119, respectively, for 1998 and $1,645,873 and $2,161,873, respectively, for 1997. The current and deferred tax expense was $616,000 for 1996.

7. DUE TO AFFILIATE AND PARENT

Intercompany accounts with affiliate and parent consists of the following:

                                                                       AS OF DECEMBER 31,
                                                                  ----------------------------
                                                                      1998           1997
                                                                  -------------  -------------
Due to affiliate, net...........................................  $  (4,548,380) $  (2,568,827)
Current taxes payable...........................................             --       (552,890)
                                                                  -------------  -------------
  Total due to affiliate and parent--current....................  $  (4,548,380) $  (3,121,717)
                                                                  -------------  -------------
                                                                  -------------  -------------
Deferred tax liability--noncurrent..............................  $    (956,633) $  (1,030,720)
Deferred tax sharing agreement liability--noncurrent............     (3,814,486)      (578,263)
                                                                  -------------  -------------
  Deferred tax liability (Due to parent--noncurrent)............  $  (4,771,119) $  (1,608,983)
                                                                  -------------  -------------
                                                                  -------------  -------------

8. SUBSEQUENT EVENT

On January 21, 1999, K.E. Acquisition Corporation entered into a definitive agreement to sell all of the outstanding shares of the Company and its affiliate, Tropical, to Churchill Downs, Inc. for cash consideration of $86,000,000 subject to certain adjustments at closing. The transaction remains subject to customary closing conditions, including the expiration of the waiting period under the Hard-Scott-Rodino Act and approval of the Florida Department of Business and Professional Regulation. Closing of the transaction is anticipated during the first quarter of 1999.

                                     * * *

                            CALDER RACE COURSE, INC.

          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)

                                 BALANCE SHEET

                                                                                                       MARCH 31,
                                                                                                         1999
                                                                                                     -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................................  $   1,831,507
  Accounts receivable, net of allowance of $294,000................................................        430,288
  Restricted cash and investments..................................................................        696,289
  Prepaid expenses.................................................................................         38,192
                                                                                                     -------------
    Total current assets...........................................................................      2,996,276
                                                                                                     -------------
Property, plant and equipment:
  Land and improvements............................................................................      1,054,637
  Buildings and improvements.......................................................................     47,349,817
  Furniture, fixtures, and equipment...............................................................      2,102,563
                                                                                                     -------------
                                                                                                        50,507,017
  Less accumulated depreciation....................................................................     32,572,024
                                                                                                     -------------
    Property, plant and equipment, net.............................................................     17,934,993
                                                                                                     -------------
Restricted cash and investments - noncurrent.......................................................        778,991
Other assets.......................................................................................        806,240
                                                                                                     -------------
                                                                                                         1,585,231
                                                                                                     -------------
    Total assets...................................................................................  $  22,516,500
                                                                                                     -------------
                                                                                                     -------------

                                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable.................................................................................  $     318,209
  Funds held for stake racing--current.............................................................        696,288
  Mutuel tickets outstanding.......................................................................        835,488
  Accrued liabilities..............................................................................        680,487
  Due to affiliate and parent......................................................................      4,670,751
                                                                                                     -------------
    Total current liabilities......................................................................      7,201,223

Funds held for stake racing - noncurrent...........................................................      1,153,901
Long-term debt.....................................................................................     22,910,647
Deferred tax liability.............................................................................      3,691,519
                                                                                                     -------------
    Total liabilities..............................................................................     34,957,290
                                                                                                     -------------
Shareholder's deficit:
  Common stock, $.25 par value. Authorized 800,000 shares; issued and outstanding 667,440 shares...        166,860
  Additional paid-in capital.......................................................................     39,299,247
  Accumulated deficit..............................................................................    (51,906,897)
                                                                                                     -------------
    Total shareholder's deficit....................................................................    (12,440,790)
                                                                                                     -------------
    Total liabilities and shareholder's deficit....................................................  $  22,516,500
                                                                                                     -------------
                                                                                                     -------------

   The accompanying notes are an integral part of these financial statements.

                            CALDER RACE COURSE, INC.

          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)

                              STATEMENTS OF INCOME

                                                                                     FOR THE          FOR THE
                                                                                  THREE MONTHS     THREE MONTHS
                                                                                 ENDED MARCH 31,  ENDED MARCH 31,
                                                                                      1999             1998
                                                                                 ---------------  ---------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Revenues:
  Admissions...................................................................   $       2,280    $          --
  Parking, programs and concessions............................................           1,861            3,602
  Sundry.......................................................................         608,271          561,625
                                                                                 ---------------  ---------------
    Total revenues.............................................................         612,412          565,227
                                                                                 ---------------  ---------------
Expenses:
  Advertising and promotion....................................................          68,318           35,970
  Depreciation.................................................................         420,000          412,500
  Insurance....................................................................         350,372          335,217
  Maintenance and repairs......................................................         231,064          179,545
  Payroll and other compensation...............................................         726,214          665,127
  Taxes........................................................................         332,388          311,660
  Services purchased...........................................................          85,504           87,823
  Utilities....................................................................         169,462          169,096
  Other........................................................................         402,845          304,616
                                                                                 ---------------  ---------------
    Total expenses.............................................................       2,786,167        2,501,554
                                                                                 ---------------  ---------------
    Operating loss.............................................................      (2,173,755)      (1,936,327)
                                                                                 ---------------  ---------------
Other income (expense):
  Rental income................................................................         100,696           75,680
  Interest income..............................................................          25,844           13,349
  Interest expense.............................................................        (386,946)        (479,937)
                                                                                 ---------------  ---------------
                                                                                       (260,406)        (390,908)
                                                                                 ---------------  ---------------
    Loss before benefit for income taxes.......................................      (2,434,161)      (2,327,235)
Benefit for income taxes.......................................................       1,079,600          924,000
                                                                                 ---------------  ---------------
Net loss.......................................................................      (1,354,561)      (1,403,235)
Dividends on preferred stock...................................................              --          (13,728)
                                                                                 ---------------  ---------------
Net loss attributable to common shareholders...................................   $  (1,354,561)   $  (1,416,963)
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                            CALDER RACE COURSE, INC.

          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)

                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE          FOR THE
                                                                                  THREE MONTHS     THREE MONTHS
                                                                                 ENDED MARCH 31,  ENDED MARCH 31,
                                                                                      1999             1998
                                                                                 ---------------  ---------------
                                                                                   (UNAUDITED)      (UNAUDITED)
Cash flows from operating activities:
  Net loss.....................................................................   $  (1,354,561)   $  (1,403,235)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation.................................................................         420,000          412,500
  Benefit for deferred taxes...................................................      (1,079,600)        (924,000)
  Provision for bad debts......................................................           5,000               --
  Changes in assets and liabilities:
    (Increase) decrease in:
      Restricted cash and investments..........................................         (23,749)        (141,864)
      Accounts receivable......................................................         185,575           64,959
      Prepaid expenses.........................................................          75,675           47,082
      Other assets.............................................................        (602,953)        (460,175)
    Increase (decrease) in:
      Accounts payable.........................................................          (4,574)         355,951
      Funds held for stake racing..............................................         462,671          479,623
      Mutuel tickets outstanding...............................................         297,179          167,632
      Accrued liabilities......................................................         (82,367)         626,725
                                                                                 ---------------  ---------------
      Net cash used in operating activities....................................      (1,701,704)        (774,802)
                                                                                 ---------------  ---------------
Cash flows from investing activities:
  Payments for purchases of property and equipment.............................        (261,943)        (464,170)
                                                                                 ---------------  ---------------
    Net cash used in investing activities......................................        (261,943)        (464,170)
                                                                                 ---------------  ---------------
Cash flows from financing activities:
  Advances from affiliate and parent, net......................................         122,371        3,479,165
  Redemption of mandatorily redeemable preferred stock.........................              --         (200,000)
  Loan payments................................................................              --         (440,000)
  Dividends paid on preferred stock............................................              --          (13,726)
                                                                                 ---------------  ---------------
      Net cash provided by financing activities................................         122,371        2,825,439
                                                                                 ---------------  ---------------
      Net (decrease) increase in cash and cash equivalents.....................      (1,841,276)       1,586,467
Cash and cash equivalents, beginning of period.................................       3,672,783          311,519
                                                                                 ---------------  ---------------
Cash and cash equivalents, end of period.......................................   $   1,831,507    $   1,897,986
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                            CALDER RACE COURSE, INC.

          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

                           MARCH 31, 1999 (UNAUDITED)

1.  UNAUDITED FINANCIAL STATEMENTS

The interim financial data is unaudited; however, in the opinion of Calder Race Course, Inc. (the "Company"), the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim periods.

2.  SUBSEQUENT EVENTS

On April 23, 1999, Churchill Downs Incorporated acquired all of the outstanding stock of the Company and its affiliate, Tropical Park, Inc. from K.E. Acquisition Corporation for a purchase price of $86 million cash plus a closing net working capital adjustment of approximately $2.4 million cash and $0.6 million in transaction costs. The purchase included the licenses held by the Company and its affiliate, Tropical Park, Inc. to conduct horse racing at Calder Race Course. The results of operations of the Company and its affiliate, Tropical Park, Inc. will be included in Churchill Downs Incorporated's consolidated financial statements since the date of acquisition during the second quarter of 1999.

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
Tropical Park, Inc.

In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholder's deficit and of cash flows present fairly, in all material respects, the financial position of Tropical Park, Inc. (a wholly-owned subsidiary of K.E. Acquisition Corporation) at
December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 19, 1998

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1998           1997
                                                                                     -------------  -------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents........................................................  $   4,734,157  $   7,302,918
  Accounts receivable, net of allowance of $156,000 and $30,000 at December 31,
    1998 and 1997, respectively....................................................      5,330,266      3,758,584
  Due from affiliate...............................................................      4,548,380      2,568,827
  Prepaid expenses.................................................................         83,628         47,160
                                                                                     -------------  -------------
      Total current assets.........................................................     14,696,431     13,677,489
                                                                                     -------------  -------------
Property and equipment:
  Building and equipment...........................................................      7,241,887      7,241,887
  Racetrack improvements...........................................................      2,846,785      2,919,974
                                                                                     -------------  -------------
                                                                                        10,088,672     10,161,861
  Less accumulated depreciation....................................................      8,371,902      8,317,543
                                                                                     -------------  -------------
      Property and equipment, net..................................................      1,716,770      1,844,318
                                                                                     -------------  -------------
Restricted cash....................................................................         88,352         86,138
Other assets.......................................................................        149,013        149,013
                                                                                     -------------  -------------
                                                                                           237,365        235,151
                                                                                     -------------  -------------
      Total assets.................................................................  $  16,650,566  $  15,756,958
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable.................................................................  $   2,324,037  $   1,135,343
  Mutuel tickets outstanding.......................................................        382,696        392,120
  Accrued and other liabilities....................................................      2,074,835      1,792,651
  Due to parent....................................................................             --        280,522
                                                                                     -------------  -------------
      Total current liabilities....................................................      4,781,568      3,600,636
Long-term debt.....................................................................     16,587,174     20,311,000
Deferred tax liability.............................................................      2,652,934      1,127,965
                                                                                     -------------  -------------
      Total liabilities............................................................     24,021,676     25,039,601
                                                                                     -------------  -------------
Shareholder's deficit:
  Common stock, $31.25 stated value. Authorized 1,000 shares; issued and
    outstanding 195 shares at December 31, 1998 and 1997...........................          6,094          6,094
  Additional paid-in capital.......................................................     19,044,657     19,044,657
  Accumulated deficit..............................................................    (26,421,861)   (28,333,394)
                                                                                     -------------  -------------
      Total shareholder's deficit..................................................     (7,371,110)    (9,282,643)
                                                                                     -------------  -------------
      Total liabilities and shareholder's deficit..................................  $  16,650,566  $  15,756,958
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Revenues:
  Pari-mutuel commissions...........................................  $  14,583,809  $  13,909,779  $  12,361,514
  Interstate simulcast commissions..................................      4,445,505      4,207,286      3,496,869
  Stake fees for purses.............................................        331,450        217,100        176,605
  Admissions........................................................        268,786        263,522        262,796
  Parking, programs, and concessions................................        487,481        500,113        420,560
  Breakage..........................................................        547,440        527,701        391,798
  Sundry............................................................        691,616        485,484        402,490
                                                                      -------------  -------------  -------------
    Total revenues..................................................     21,356,087     20,110,985     17,512,632
                                                                      -------------  -------------  -------------
Expenses:
  Purses and owners' awards.........................................      9,655,499      9,612,064      8,442,959
  Advertising and promotion.........................................        752,163        638,339        616,728
  Depreciation......................................................        127,547        127,694        127,900
  Insurance.........................................................        237,201        234,318        268,468
  Rent..............................................................        817,637        819,195        714,659
  Personnel and related costs.......................................      2,945,426      2,862,383      2,449,635
  Services purchased................................................        858,590        830,216        732,691
  Totalisator rental................................................        217,448        209,666        191,337
  Utilities.........................................................        472,112        453,827        560,537
  Other.............................................................      1,036,245        860,225        930,222
                                                                      -------------  -------------  -------------
    Total expenses..................................................     17,119,868     16,647,927     15,035,136
                                                                      -------------  -------------  -------------
    Operating income................................................      4,236,219      3,463,058      2,477,496
                                                                      -------------  -------------  -------------
Other income (expense):
  Rental income.....................................................         69,863         70,920         68,994
  Interest income...................................................        173,846        138,206        110,841
  Interest expense..................................................     (1,347,042)    (1,155,340)    (1,226,759)
                                                                      -------------  -------------  -------------
                                                                         (1,103,333)      (946,214)    (1,046,924)
                                                                      -------------  -------------  -------------
    Income before income taxes......................................      3,132,886      2,516,844      1,430,572
Provision for income taxes..........................................      1,221,353        933,487        585,000
                                                                      -------------  -------------  -------------
    Net income......................................................  $   1,911,533  $   1,583,357  $     845,572
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIT
--------------------------------------------------------------------------------

                                                            COMMON STOCK
                                               ---------------------------------------
                                                                          ADDITIONAL                        TOTAL
                                                  NUMBER         PAR        PAID-IN      ACCUMULATED    SHAREHOLDER'S
                                                 OF SHARES      VALUE       CAPITAL        DEFICIT         DEFICIT
                                               -------------  ---------  -------------  --------------  --------------
Balance at January 1, 1996...................          195    $   6,094  $  19,044,657  $  (30,762,323) $  (11,711,572)
  Net income.................................           --           --             --         845,572         845,572
                                                       ---    ---------  -------------  --------------  --------------
Balance at December 31, 1996.................          195        6,094     19,044,657     (29,916,751)    (10,866,000)
  Net income.................................           --           --             --       1,583,357       1,583,357
                                                       ---    ---------  -------------  --------------  --------------
Balance at December 31, 1997.................          195        6,094     19,044,657     (28,333,394)     (9,282,643)
  Net income.................................           --           --             --       1,911,533       1,911,533
                                                       ---    ---------  -------------  --------------  --------------
Balance at December 31, 1998.................          195    $   6,094  $  19,044,657  $  (26,421,861) $   (7,371,110)
                                                       ---    ---------  -------------  --------------  --------------
                                                       ---    ---------  -------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                            1998           1997          1996
                                                                        -------------  ------------  -------------
Cash flows from operating activities:
  Net income..........................................................  $   1,911,533  $  1,583,357  $     845,572
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation........................................................        127,548       127,694        127,900
  Provision for deferred taxes........................................      1,221,353       617,965        510,000
  Provision for bad debts.............................................        126,000            --             --
  Adjustment in carrying value of captive insurance company...........             --        76,031             --
  Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts receivable.............................................     (1,697,682)     (175,367)            --
      Restricted cash.................................................         (2,214)      (12,376)          (514)
      Prepaid expenses................................................        (36,468)      127,671       (124,624)
      Other assets....................................................             --        55,280        199,962
  Increase (decrease) in:
    Accounts payable..................................................      1,188,694       114,002     (2,058,317)
    Mutuel tickets outstanding........................................         (9,424)       81,538       (133,361)
    Accrued liabilities...............................................        282,184      (571,609)       729,521
                                                                        -------------  ------------  -------------
    Net cash provided by operating activities.........................      3,111,524     2,024,186         96,139
                                                                        -------------  ------------  -------------
Cash flows from investing activities:
  Payments for purchases of property and equipment....................             --            --         (4,800)
                                                                        -------------  ------------  -------------
    Net cash used in investing activities.............................             --            --         (4,800)
                                                                        -------------  ------------  -------------
Cash flows from financing activities:
  Advances from affiliate and parent..................................     (1,956,459)     (397,656)      (597,559)
  Loan payments.......................................................     (3,723,826)           --       (299,000)
                                                                        -------------  ------------  -------------
    Net cash used in financing activities.............................     (5,680,285)     (397,656)      (896,559)
                                                                        -------------  ------------  -------------
    Net (decrease) increase in cash and cash equivalents..............     (2,568,761)    1,626,530       (805,220)
Cash and cash equivalents, beginning of period........................      7,302,918     5,676,388      6,481,608
                                                                        -------------  ------------  -------------
Cash and cash equivalents, end of period..............................  $   4,734,157  $  7,302,918  $   5,676,388
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------
Supplemental cash flow information:
Interest paid.........................................................  $   1,341,720  $  1,158,104  $   1,242,920
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Tropical Park, Inc. (the "Company"), holds a pari-mutuel racing permit from the State of Florida and conducts live race meetings for thoroughbred horses and participates in simulcast wagering as a host track and as a receiving track. The Company's operations are classified under one business segment. The Company currently operates its meets at Calder Race Course, Inc. (Calder), an affiliate. As provided in Florida statutes, the Company was authorized to operate one race meet during the period from November 1998 to January 1999, for a period of 51 days. During 1997 and 1996 the race meets were authorized from November 1997 to January 1998 and from November 1996 to January 1997 for 51 days and 50 days, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

RESTRICTED CASH

Restricted cash consists of a surety bond made payable to the State of Florida. Such bond is required by the State of Florida in order for Tropical to be granted a license to race. Such amounts include fines collected from horsemen, trainers and jockeys during meets which are used to subsidize medical and funeral expenses of backside personnel, who are otherwise uninsured or in need.

PROPERTY AND EQUIPMENT

The Company has made various improvements to the racing plant which it leases from Calder. Property and equipment are stated at cost and depreciated on the straight-line basis over the lesser of their estimated useful lives or the remaining term of the lease, between 5 and 31 years. During 1998, the Company retired approximately $73,000 of fully depreciated racetrack improvements which are no longer used in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-term assets for impairment and writes these down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
-------------------------------------------------------------------------------
1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports that the carrying amount of cash and cash equivalents, trade receivables, accounts payable, long term debt payable and accrued liabilities approximates fair value due to the short maturity of these instruments, and that the carrying amount of marketable securities is stated at fair value.

INCOME TAXES

The Company files a consolidated U.S. Federal income tax return with its parent K.E. Acquisition Corporation (Parent). Under the terms of a tax sharing arrangement with its parent, the provision for income taxes is computed as if the Company filed a separate tax return, on a year to year, stand-alone basis, with the current tax balances determined based on a consolidated filing position. All current income tax related balances are included as due to parent in the accompanying financial statements.

The Company accounts for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. The differences in 1998 and 1997 related primarily to accelerated book depreciation for financial reporting purposes in excess of tax.

PURSES

In accordance with Florida statutes, the Company is required to distribute a specific amount of purses and owners' awards based on a percentage of the pari-mutuel handle plus additional amounts based on contractual agreements with the Florida Horsemen's Benevolent Protective Association. At December 31, 1998 and 1997, the Company underpaid approximately $968,000 and $779,000, respectively, of purses and owners' awards. Such amounts are included in accrued liabilities. In January 1999 and 1998, the majority of these obligations were fulfilled.

HORSEMEN ACCOUNT

During the track meet the Company administers the Horsemen's bank account on their behalf. In addition to the opening balance, these funds include purses which have been paid by the Company to the Horsemen during the track meet but not yet withdrawn by the Horsemen. The funds held and administered on behalf of the Horsemen amounted to $5,531,000 and $7,234,000 as of December 31, 1998 and 1997, respectively. Such funds have been excluded from the financial statements.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period financial statements to conform with current period presentation.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
-------------------------------------------------------------------------------
2. ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of amounts due from simulcasting and from concession activities. The Company maintains an allowance for doubtful accounts at a level which management believes is sufficient to cover potential losses.

3. ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities is comprised of:

                                      AS OF DECEMBER 31,
                                   -----------------------
                                      1998         1997
                                   ----------   ----------
Purses liability . . . . . . . .   $  625,756   $  840,306
Breeders awards liability. . . .      403,707      529,358
Other liabilities. . . . . . . .    1,045,372      422,987
                                   ----------   ----------
                                   $2,074,835   $1,792,651
                                   ----------   ----------
                                   ----------   ----------

4. DEBT

The Company and its affiliate, Calder, assumed debt of its former owner, of which the Company's allocable share at December 31, 1998 and 1997 amounted to $16,587,174 and $20,311,000, respectively. The debt which is payable to its Parent, was allocated by agreement between the Company and Calder. The debt is collateralized by substantially all of the Company's assets. The loan bears interest at adjusted LIBOR plus .75% (6.75% at December 31, 1998).
In February 1999, the maturity date was extended to January 1, 2000.
Interest payments are payable quarterly. The Company and its affiliate, Calder, are jointly and severally liable to their Parent for the total debt assumed which approximates $39,498,000 and $49,000,000 at December 31, 1998 and 1997, respectively.

5. COMMITMENTS AND CONTINGENCIES

LEASES AND CONTRACTS

The Company entered into a lease with Calder, an affiliate, for the rental of Calder's racing plant and facilities through March 2004. Rent is calculated at 1.5% of the Company's on-site pari-mutuel handle. Rent expense was $803,199, $810,618 and $707,406 during 1998, 1997 and 1996, respectively.
The rent, real estate taxes, and maintenance costs are reviewed annually to determine whether an adjustment should be made based on increases or decreases in various costs and expenses.

Calder has also agreed to furnish the Company with personnel necessary for its racing meets. For this service, the Company is charged with the actual payroll costs and expenses, plus a fringe benefit charge of 40% of this amount. Fringe benefit expense for the years ended December 31, 1998, 1997 and 1996 totaled $896,410, $869,248 and $746,162, respectively.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
-------------------------------------------------------------------------------
5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL MATTERS

The Company is involved in various matters of litigation which arise in the normal course of business. Management believes that liability, if any, arising from such litigation will not have a material adverse effect on the financial position of the Company.

CONCESSION CONTRACT

The Company has two years remaining on its three-year contract with its food and beverage concessionaire. Under the terms of the agreement, the Company is entitled to receive a percentage of the net concession sales. In addition, the contract provides for the concessionaire to reimburse the Company for certain electricity costs in the main building. Amounts owed to the Company at December 31, 1998 and 1997 amounted to $146,589 and $109,713, respectively.

SERVICE AGREEMENTS

The Company entered into a totalisator service agreement through 1999. The totalisator service charge is based on a tiered percentage of the daily handle, subject to a minimum fee of $2,000 for each racing day. Total charges for 1998, 1997 and 1996 amounted to $217,448, $209,666 and $191,337, respectively.

In 1994, the Company entered into a five year service agreement with a third party who provides on-track video and support operations. The charge for this service for 1998, 1997 and 1996 amounted to $197,444, $188,844 and $197,844, respectively.

EMPLOYMENT AGREEMENTS

An affiliate of the Company entered into three employment agreements with key employees for which the contract periods and termination dates vary from one year to three years. The agreements provide, in part, for combined compensation to be allocated between the Company and its affiliate, Calder, of approximately $376,000, $350,000 and $314,000 in 1998, 1997 and 1996,
respectively. The Company's portion was approximately $51,000, $54,000 and $59,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Total remaining annual commitments under these agreements amount to approximately $238,700, $183,000 and $42,000 for the years ending 1999, 2000 and 2001, respectively of which the Company's allocated portion for 1999, 2000 and 2001 will be approximately $35,800, $27,400 and $6,300, respectively.

6. INCOME TAXES

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income primarily as a result of certain expenses not deductible for tax purposes.

TROPICAL PARK, INC.
(A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1998
-------------------------------------------------------------------------------
6. INCOME TAXES (CONTINUED)

The Company's results are included in the consolidated U.S. federal income tax return with its parent. Under the terms of the agreed-upon tax sharing arrangement with its parent, the provision for income taxes is computed as if the Company filed a separate tax return, on a year to year, stand-alone basis. The consolidated current income tax liability of the Company's parent is allocated to the Company based on its pro-rata percentage of taxable income of the consolidated group and is included as Due to parent in the accompanying financial statements. Other income tax related balances including those arising from temporary differences which generate deferred taxes and the difference in the current liability for income taxes computed as if the Company filed a separate tax return and the parent's allocated amount are included as Deferred tax liability in the accompanying financial statements.

The aggregate amount of current and deferred tax expense, and the net amount of any tax-related balances due to parent was $1,221,353 and $2,652,934, respectively, for 1998 and $933,487 and $1,408,487, respectively, for 1997. The current and deferred tax expense was $585,000 for 1996.

7. DUE TO/FROM AFFILIATE AND PARENT

As of December 31, 1998 and 1997, the Company had a due from its affiliate, Calder, in the amount of $4,548,380 and $2,568,827, respectively, and the amounts due to parent consisted of the following:

                                                          AS OF DECEMBER 31,
                                                       -------------------------
                                                          1998          1997
                                                       -----------   -----------
Due to parent for income taxes-current. . . . . . . .  $         -   $  (280,522)
                                                       -----------   -----------
                                                       -----------   -----------
Deferred tax asset-noncurrent . . . . . . . . . . . .  $ 1,046,279   $ 1,102,078
Deferred tax sharing agreement liability-noncurrent     (3,699,213)   (2,230,043)
                                                       -----------   -----------
Net deferred tax liability (Due to parent-noncurrent)  $(2,652,934)  $(1,127,965)
                                                       -----------   -----------
                                                       -----------   -----------

8. SUBSEQUENT EVENTS

On January 21, 1999, K.E. Acquisition Corporation entered into a definitive agreement to sell all of the outstanding shares of the Company and its affiliate, Calder, to Churchill Downs Inc. for cash consideration of $86,000,000, subject to certain adjustments at closing. The transaction remains subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Act and approval of the Florida Department of Business and Professional Regulation. Closing of the transaction is anticipated during the first quarter of 1999.

                                      * * *

                               TROPICAL PARK, INC.
          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
                                 BALANCE SHEET

                                                                     MARCH 31,
                                                                       1999
                                                                    -----------
                                                                    (UNAUDITED)
                                    ASSETS
Current assets:
 Cash and cash equivalents . . . . . . . . . . . . . . . . . . . .  $ 5,407,966
 Accounts receivable, net of allowance of $140,000 . . . . . . . .      500,900
 Due from affiliate. . . . . . . . . . . . . . . . . . . . . . . .    4,670,751
                                                                    -----------
  Total current assets. . . . . . . . . . . . . . . . . . . . . . .  10,579,617
                                                                    -----------
Property and equipment:
 Building and equipment. . . . . . . . . . . . . . . . . . . . . .    7,241,887
 Racetrack improvements. . . . . . . . . . . . . . . . . . . . . .    2,846,785
                                                                    -----------
                                                                     10,088,672
 Less accumulated depreciation . . . . . . . . . . . . . . . . . .    8,404,901
                                                                    -----------
  Property and equipment, net . . . . . . . . . . . . . . . . . . .   1,683,771
                                                                    -----------
Restricted cash . . . . . . . . . . . . . . . . . . . . . . . . .        96,136
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .       149,013
                                                                    -----------
                                                                        245,149
                                                                    -----------
  Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . $12,508,537
                                                                    -----------
                                                                    -----------

                    LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
 Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . .  $   133,424
 Mutuel tickets outstanding. . . . . . . . . . . . . . . . . . . .      243,002
 Accrued and other liabilities . . . . . . . . . . . . . . . . . .      514,236
                                                                    -----------
  Total current liabilities . . . . . . . . . . . . . . . . . . . .     890,662

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . .    16,587,174
Deferred tax liability. . . . . . . . . . . . . . . . . . . . . .     2,542,534
                                                                    -----------
  Total liabilities . . . . . . . . . . . . . . . . . . . . . . . .  20,020,370
                                                                    -----------
Shareholder's deficit:
 Common stock, $31.25 stated value.  Authorized 1,000 shares;
  issued and outstanding 195 shares . . . . . . . . . . . . . . .         6,094
 Additional paid-in capital. . . . . . . . . . . . . . . . . . . .   19,044,657
 Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . .  (26,562,584)
                                                                    -----------
  Total shareholder's deficit . . . . . . . . . . . . . . . . . . .  (7,511,833)
                                                                    -----------
  Total liabilities and shareholder's deficit . . . . . . . . . . . $12,508,537
                                                                    -----------
                                                                    -----------

The accompanying notes are an integral part of these financial statements.

                               TROPICAL PARK, INC.
          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
                              STATEMENTS OF INCOME

                                            FOR THE            FOR THE
                                          THREE MONTHS       THREE MONTHS
                                         ENDED MARCH 31,    ENDED MARCH 31,
                                              1999               1998
                                         ---------------    ---------------
                                           (UNAUDITED)        (UNAUDITED)
Revenues:
 Pari-mutuel commissions. . . . . . . . .  $  705,146         $  683,297
 Interstate simulcast commissions . . . .     325,136            318,242
 Admissions . . . . . . . . . . . . . . .      12,708             14,330
 Parking, programs, and concessions . . .      21,894             27,235
 Breakage . . . . . . . . . . . . . . . .      20,343             19,668
 Sundry . . . . . . . . . . . . . . . . .      99,106            156,207
                                           ----------         ----------
  Total revenues. . . . . . . . . . . . .   1,184,333          1,218,979
                                           ----------         ----------

Expenses:
 Purses and owners' awards. . . . . . . .     499,330            501,694
 Advertising and promotion. . . . . . . .      41,803             60,469
 Depreciation . . . . . . . . . . . . . .      33,000             33,000
 Insurance. . . . . . . . . . . . . . . .      53,000             49,000
 Rent . . . . . . . . . . . . . . . . . .      53,917             31,861
 Personnel and related costs. . . . . . .     225,887            187,185
 Services purchased . . . . . . . . . . .      40,615             47,565
 Totalisator rental . . . . . . . . . . .       7,656              8,557
 Utilities. . . . . . . . . . . . . . . .     129,158             94,130
 Other. . . . . . . . . . . . . . . . . .     150,643            108,156
                                           ----------         ----------
  Total expenses. . . . . . . . . . . . .   1,235,009          1,121,617
                                           ----------         ----------
  Operating (loss) income . . . . . . . .     (50,676)            97,362
                                           ----------         ----------

Other income (expense):
 Rental income . . . . . . . . . . . . .       15,000             15,000
 Interest income . . . . . . . . . . . .       64,638             74,335
 Interest expense. . . . . . . . . . . .     (280,085)          (342,045)
                                           ----------         ----------
                                             (200,447)          (252,710)
                                           ----------         ----------
  Loss before benefit for income taxes. .    (251,123)          (155,348)
Benefit for income taxes. . . . . . . . .     110,400             60,600
                                           ----------         ----------
  Net loss. . . . . . . . . . . . . . . .   $(140,723)        $  (94,748)
                                           ----------         ----------
                                           ----------         ----------

The accompanying notes are an integral part of these financial statements.

                               TROPICAL PARK, INC.
          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
                            STATEMENTS OF CASH FLOWS

                                                 FOR THE            FOR THE
                                               THREE MONTHS       THREE MONTHS
                                              ENDED MARCH 31,    ENDED MARCH 31,
                                                   1999               1998
                                              ---------------    ---------------
                                                (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
 Net loss . . . . . . . . . . . . . . . . . .   $ (140,723)        $  (94,748)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation . . . . . . . . . . . . . . . .       33,000             33,000
 Benefit for deferred taxes . . . . . . . . .     (110,400)           (60,600)
 Changes in assets and liabilities:
  (Increase) decrease in:
   Accounts receivable. . . . . . . . . . . .    4,829,366          3,465,641
   Restricted cash. . . . . . . . . . . . . .       (7,784)              (933)
   Prepaid expenses . . . . . . . . . . . . .       83,628             33,554
  Increase (decrease) in:
   Accounts payable . . . . . . . . . . . . .    2,190,614           (982,400)
   Mutuel tickets outstanding . . . . . . . .     (139,694)           (85,690)
   Accrued liabilities. . . . . . . . . . . .   (1,560,599)        (1,015,321)
                                                ----------         ----------
   Net cash provided by operating activities.      796,180          1,292,503
                                                ----------         ----------

Cash flows from financing activities:
 Advances to affiliate and parent . . . . . .     (122,371)        (4,351,580)
                                                ----------         ----------
  Net cash used in financing activities . . .     (122,371)        (4,351,580)
  Net increase (decrease) in cash and
    cash equivalents. . . . . . . . . . . . .      673,809         (3,059,077)
Cash and cash equivalents, beginning
    of period . . . . . . . . . . . . . . . .    4,734,157          7,302,918
                                                ----------         ----------
Cash and cash equivalents, end of period. .     $5,407,966         $4,243,841
                                                ----------         ----------
                                                ----------         ----------

The accompanying notes are an integral part of these financial statements.

                               TROPICAL PARK, INC.
          (A WHOLLY-OWNED SUBSIDIARY OF K.E. ACQUISITION CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 1999 (UNAUDITED)


1. UNAUDITED FINANCIAL STATEMENTS

The interim financial data is unaudited; however, in the opinion of Tropical Park, Inc. (the "Company"), the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim periods.

2. SUBSEQUENT EVENTS

On April 23, 1999, Churchill Downs Incorporated acquired all of the outstanding stock of the Company and its affiliate, Calder Race Course, Inc. from K.E. Acquisition Corporation for a purchase price of $86 million cash plus a closing net working capital adjustment of approximately $2.4 million cash and $0.6 million in transaction costs. The purchase included the licenses held by the Company and its affiliate, Calder Race Course, Inc. to conduct horse racing at Calder Race Course. The results of operations of the Company and its affiliate, Calder Race Course, Inc. will be included in Churchill Downs Incorporated's consolidated financial statements since the date of acquisition during the second quarter of 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     B.  PRO FORMA FINANCIAL INFORMATION

                  CHURCHILL DOWNS INCORPORATED
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed balance sheet was derived from our unaudited consolidated balance sheet and the unaudited balance sheets of Calder Race Course, Inc. ("Calder") and Tropical Park, Inc. ("Tropical") (which together comprise Calder Race Course) as of March 31, 1999. The unaudited pro forma condensed statements of earnings for the three-month periods ended March 31, 1999 and 1998 were derived from our unaudited consolidated statements of earnings and the unaudited statements of income of Calder and Tropical for the three-month periods ended March 31, 1999 and 1998 and of Racing Corporation of America (Ellis Park) for the three-month period ended March 31, 1998. The unaudited pro forma condensed statements of earnings for the year ended December 31, 1998 were derived from our audited consolidated statement of earnings for the year ended December 31, 1998, the audited statements of earnings of Calder and Tropical for the year ended December 31, 1998 and the unaudited statement of earnings of Ellis Park for the period from January 1, 1998 through April 21, 1998. The unaudited pro forma financial statements reflect the pro forma effects of the acquisitions of Ellis Park and Calder and Tropical, and our new credit agreement. These unaudited pro forma financial statements give effect to the acquisitions and the new credit agreement as if they had occurred on January 1, 1998 for the statements of earnings and as of March 31, 1999 for the balance sheet. The statements do not purport to represent what our results of operations or financial position actually would have been if the acquisitions and the new credit agreement had occurred on or as of such dates and are not necessarily indicative of future operating results or financial position. The unaudited pro forma condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Churchill Downs Incorporated, including notes thereto, included in its report on Form 10-K for the year ended December 31, 1998 and its unaudited interim financial statements including notes thereto, included in its report on Form 10-Q for the quarterly period ended March 31, 1999 and the audited annual financial statements and the unaudited interim financial statements of Calder and Tropical, and the notes thereto included in this Form 8-K.

The acquisitions of Ellis Park and Calder Race Course have been accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The pro forma adjustments related to the Calder Race Course acquisition are based on preliminary assumptions of the allocation of the purchase price and are subject to revision once appraisals, evaluations and other studies of the fair value of the assets acquired and liabilities assumed are completed. Actual purchase accounting adjustments related to the Calder Race Course acquisition may differ from the pro forma adjustments presented in this prospectus.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              MARCH 31, 1999

                                                 Historical Calder    Pro Forma
                                                    Race Course(1)   Adjustments        Pro Forma
                                   Historical   -----------------        and            Churchill
                               Churchill Downs  Calder   Tropical   Eliminations(1)       Downs
                               ---------------  ------   --------   ---------------    -----------
ASSETS
Current assets:
  Cash and cash equivalents........  $ 12,590   $  1,832   $  5,408   $   --             $ 19,830
  Accounts receivable..............     8,402        430        501       --                9,333
  Due from affiliate...............        --         --      4,671    (4,671)(2)
  Other current assets.............     3,325        734         --        --               4,059
                                     --------   --------   --------    ------            --------
    Total current assets...........    24,317      2,996     10,580    (4,671)             33,222
  Other assets.....................     5,427      1,585        245        --               7,257
  Property, plant and equipment,
    net............................    85,827     17,935      1,684    24,659(3)          130,105
  Intangibles, net of amortization.    11,407         --         --    48,204(4)
                                                                        2,500(5)           62,111
                                     --------   --------   --------    ------            --------
    Total assets...................  $126,978    $22,516    $12,509   $70,692            $232,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................  $ 11,330    $   318    $   133    $   --            $ 11,781
  Accrued liabilities..............     5,308      2,212        758        --               8,278
  Due to affiliate.................        --      4,671         --    (4,671)(2)              --
  Dividends payable................        --         --         --        --                  --
  Income tax payable...............        --         --         --        --                  --
  Deferred revenue.................    15,462         --         --        --              15,462
  Long-term debt, current portion..       570         --         --        --                 570
                                     --------   --------   --------    ------            --------
    Total current liabilities......    32,670      7,201        891    (4,671)              36,091
Long term liabilities:
  Due to parent....................        --     22,911     16,587   (39,498)(6)               --
  Long-term debt, due
    after one year.................    21,237         --         --    91,997 (7)          113,234
  Other liabilities................     3,810      1,154         --        --                4,964
  Deferred income taxes............     7,011      3,691      2,543    (6,460)(8)               --
                                                                        9,371 (9)           16,156
                                      --------   --------   --------   ------             --------
    Total liabilities..............     64,728     34,957     20,021   50,739              170,445
                                      --------   --------   --------   ------             --------
Shareholders' equity:
  Common stock.....................      8,927        167          6     (173)(10)           8,927
  Retained earnings (accumulated
    deficit).......................     53,589    (51,907)   (26,563)  78,470 (10)          53,589
  Additional paid in capital.......         --     39,299     19,045  (58,344)(10)              --
  Deferred compensation costs......       (201)        --         --       --                 (201)
  Notes receivable for common stock        (65)        --         --       --                  (65)
                                      --------   --------   --------   ------              --------
    Total shareholders' equity.....     62,250    (12,441)    (7,512)  19,953               62,250
                                      --------   --------   --------   ------             --------
    Total liabilities and
      shareholders' equity.........   $126,978   $ 22,516    $12,509  $70,692             $232,695
                                      --------   --------   --------   ------             --------
                                      --------   --------   --------   ------             --------

--------------------

(1) Adjustments give pro forma effect to the Calder Race Course acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on March 31, 1999.

(2)  To eliminate the intercompany balances between Calder and Tropical.

(3) To record the revaluation of acquired property, plant and equipment to its estimated fair value.

(4) To record the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired.

(5) To record deferred financing costs associated with Churchill Downs' new credit agreement.

(6) To eliminate liabilities of Calder and Tropical that were not assumed by Churchill Downs in the transaction.

(7) To record the borrowings on Churchill Downs' line of credit necessary to finance the purchase price of $86.0 million plus a working capital adjustment of $2.9 million, related acquisition costs of $600,000 and deferred financing costs of $2.5 million associated with Churchill Downs' new credit agreement.

(8) To record the elimination of income taxes payable not assumed in the acquisition.

(9) To record the revaluation of the deferred tax assets and liabilities based on the revaluation of assets acquired and liabilities assumed.

(10) To eliminate the historical equity accounts of Calder and Tropical.

Unaudited Pro Forma Condensed Consolidated  Statement of Earnings
For the Three-Month Period ended March 31, 1999


                                                               Historical Calder        Pro Forma
                                                   Historical     Race Course(1)       Adjustments       Pro Forma
                                                    Churchill  -------------------       and             Churchill
                                                     Downs       Calder    Tropical   Eliminations(1)       Downs

                                                                  (in thousands, except per share data)

Net revenues.....................................    $17,663    $   612     $1,184     $    -           $19,459
                                                    ---------   --------    -------    ---------       ---------
Operating expenses:
   Purses........................................      5,872          -        499              -         6,371
   Other direct expenses.........................     13,285      2,217        551        (54)(2)
                                                                                           58 (3)        16,057
                                                    ---------   --------    -------    ---------       ---------

                                                      19,157      2,217      1,050          4            22,428
                                                    ---------   --------    -------    ---------       ---------

     Gross profit (loss)........................      (1,494)    (1,605)       134         (4)           (2,969)
Selling, general and administrative expenses....       3,130        569        185          -             3,884
Amortization Expense............................         173          -          -        301(4)            474
                                                    ---------   --------    -------    ---------       ---------

     Operating income (loss)....................      (4,797)    (2,174)       (51)       (305)          (7,327)
                                                    ---------   --------    -------    ---------       ---------

Other income (expense)
   Interest income..............................         147         26         65            -             238
   Interest expense.............................        (435)      (387)      (280)        (991)(5)
                                                                                           (135)(6)      (2,228)

   Rental income................................           -        101         15          (54)(2)          62
   Miscellaneous income.........................          44          -          -            -              44
                                                    ---------   --------    -------    ---------       ---------
                                                        (244)      (260)      (200)      (1,180)         (1,884)
Earnings (loss) before income tax
 provision (benefit)............................      (5,041)    (2,434)      (251)      (1,485)         (9,211)
Federal and state income tax provision (benefit)      (2,031)    (1,080)      (110)        (474)(7)      (3,695)
                                                    ---------   --------    -------    ---------       ---------
Net earnings (loss).............................     $(3,010)   $(1,354)     $(141)     $(1,011)        $(5,516)
                                                    ---------   --------    -------    ---------       ---------
                                                    ---------   --------    -------    ---------       ---------
Earnings (loss) per common share
   Basic........................................      $(0.40)                                            $(0.73)
                                                    ---------                                          ---------
                                                    ---------                                          ---------
   Diluted......................................      $(0.40)                                            $(0.73)
                                                    ---------                                          ---------
                                                    ---------                                          ---------
Weighted average shares outstanding
   Basic........................................       7,525                                              7,525
   Diluted......................................       7,525                                              7,525


--------------------------


(1) Adjustments necessary to give pro forma effect to the Calder Race Course acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical statement of earnings information is based on the unaudited financial statements for the three month period ended March 31, 1999.

(2) To eliminate intercompany rental income and expense between Calder and Tropical.

(3) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated useful lives.

(4) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.2 million.

(5) To record the estimated incremental interest expense using an average 6.70% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquisition and fund deferred financing costs, including amortization expense of $125,000 related to deferred financing costs of $2.5 million over 5 years.

(6) To record the estimated annual commitment fee expense under the new credit agreement on the unused portion of the $250.0 million line of credit of $150.5 million at 0.375%.

(7) To record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder Race Course acquisition at our estimated federal and state income tax rate of 40%.

      Unaudited Pro Forma Condensed Consolidated Statement of Earnings
             For the Three-Month Period ended March 31, 1998

                                                                                     Historical Calder   Pro Forma
                              Historical   Historical     Pro Forma                    Race Course(2)    Adjustments     Pro Forma
                              Churchill       Ellis       Ellis Park     Pro Forma   -----------------      and          Churchill
                                Downs       Park (1)    Adjustments(1)   Combined    Calder   Tropical   Elimination(2)     Downs
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
                                                 (in thousands, except per share data)
Net revenues..............    $15,385        $1,556     $    -            $16,941      $565    $1,219    $      -         $18,725
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Operating expenses:
   Purses.................      5,374           396          -              5,770         -       502           -           6,272
   Other direct expenses..     10,625         1,546        144(3)          12,315     2,018       449         (32)(7)
                                                                                                               65 (8)      14,815
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
                               15,999         1,942        144             18,085     2,018       951          33          21,087


   Gross profit (loss)....       (614)         (386)      (144)            (1,144)   (1,453)       268        (33)         (2,362)
Selling, general and
 administrative expenses..      2,134           226          -              2,360       483       171           -           3,014
Amortization Expense......         22             -         40(4)              62         -         -         301(9)          363
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Operating income (loss)...     (2,770)         (612)      (184)            (3,566)   (1,936)       97        (334)         (5,739)
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Other income (expense)
   Interest income........        189             -          -                189        13        74           -             276
   Interest expense.......       (104)          (12)      (273)(5)           (389)     (480)     (342)       (836)(10)
                                                                                                             (135)(11)     (2,182)
   Rental income..........          -             -          -                  -        76        15         (32)(7)          59
   Miscellaneous income...        117             -          -                117         -         -           -             117
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
                                  202           (12)      (273)               (83)     (391)     (253)     (1,003)         (1,730)
Earnings (loss) before
  income tax benefit......     (2,568)         (624)      (457)            (3,649)   (2,327)     (156)     (1,337)         (7,469)
Federal and state income
  tax benefit.............       (999)         (204)      (212)(6)         (1,415)     (924)      (61)       (414)(12)     (2,814)
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Net earnings (loss).......     (1,569)         (420)      (245)            (2,234)   (1,403)      (95)       (923)         (4,655)
Dividends on
  preferred stock.........          -             -          -                  -        14         -           -              14
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Net earnings (loss)
  attributable to common
  shareholders............    $(1,569)        $(420)     $(245)           $(2,234)  $(1,417)     $(95)      $(923)        $(4,669)
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
Earnings (loss) per common
  share
  Basic...................      (0.21)                                     $(0.30)                                         $(0.62)
                              ----------                                  --------                                        --------
                              ----------                                  --------                                        --------
  Diluted                      $(0.21)                                     $(0.30)                                         $(0.62)
                              ----------                                  --------                                        --------
                              ----------                                  --------                                        --------
Weighted average
  shares outstanding......
  Basic...................     7,317                       200              7,517                                           7,517
  Diluted.................     7,317                       200              7,517                                           7,517


---------------------
(1) The Ellis Park acquisition occurred on April 21, 1998, and the results of operations of Ellis Park have been included in the historical statement of earnings of Churchill Downs since that date. The pro forma Ellis Park adjustments give effect to the Ellis Park acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Ellis Park statement of earnings information is based on the unaudited financial statements for the three-month period ended March 31, 1998.

(2) Adjustments necessary to give pro forma effect to the Calder Race Course acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical statement of earnings information is based on the unaudited financial statements for the three month period ended March 31, 1998.

(3) To record additional depreciation expense for the three-month period ended March 31, 1998 as a result of the revaluation of the Ellis Park plant and equipment to its fair value and estimated useful lives.

(4) To record estimated amortization over 40 years for the three-month period ended March 31, 1998 of the excess of the Ellis Park purchase price over the fair value of net assets acquired of $6.4 million.

(5) To record the estimated incremental interest expense using an average of 6.70% interest rate on borrowings of $16.2 million necessary to finance the Ellis Park acquisition.

(6) To adjust historical Ellis Park tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Ellis Park acquisition at our estimated federal and state income tax rate of 40%.

(7) To eliminate intercompany rental income and expense between Calder and Tropical.

(8) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated useful lives.

(9) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.2 million.

(10) To record the estimated incremental interest expense using an average 6.70% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquisition and fund deferred financing costs, including amortization expense of $125,000 related to deferred financing costs of $2.5 million over 5 years.

(11) To record the estimated annual commitment fee expense under the new credit agreement on the unused portion of the $250.0 million line of credit of $150.5 million at 0.375%.

(12) To record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder Race Course acquisition at our estimated federal and state income tax rates of 40%.

    Unaudited Pro Forma condensed Consolidated Statement of Earnings
             For the Year ended December 31, 1998


                                                                                     Historical Calder   Pro Forma
                              Historical   Historical     Pro Forma                    Race Course(2)    Adjustments     Pro Forma
                              Churchill       Ellis       Ellis Park     Pro Forma   -----------------        and        Churchill
                                Downs       Park (1)    Adjustments(1)   Combined    Calder   Tropical   Elimination(2)  Downs
                              ----------   -----------  --------------   ---------   ------   --------   --------------  ---------
                                                 (in thousands, except per share data)
Net revenues..............    $147,,300       $1,972     $    -           $149,272   $49,974  $21,356    $      -        $220,602
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
Operating expenses:
  Purses..................       50,193          491          -             50,684    23,347    9,655                     83,686
  Other direct expenses...       68,896        2,062        221(3)          71,179    16,858    6,535        (803)(7)
                                                                                                              234 (8)      94,003
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
                                119,089        2,553        221            121,863    40,205   16,190        (569)        177,689
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
  Gross profit (loss).....       28,211         (581)      (221)            27,409     9,769    5,166         569          42,913
Selling, general and
  administrative expenses.       10,815          269          -             11,084     2,424      930           -          14,438
Amortization Expense......          253            -         28(4)             281         -        -       1,205 (9)       1,486
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
                                                                                                             (625)
     Operating
       income (loss)......       17,143         (850)      (249)            16,044     7,345    4,236        (636)         26,989
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
Other income (expense)
   Interest income........          680            -          -                680       165      174           -           1,019
   Interest expense.......         (896)          (9)      (333)(5)         (1,238)   (1,867)  (1,347)     (3,420)(10)
                                                                                                             (518)(11)     (8,390)
   Rental income..........            -            -          -                  -     1,011       70        (803)(7)         278
   Miscellaneous income...          342            -          -                342         -        -           -             342
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
                                    126           (9)      (333)              (216)     (691)  (1,103)     (4,741)         (6,751)
Earnings (loss)
  before income tax
  provision...............       17,269         (859)      (582)            15,828     6,654    3,133      (5,377)         20,238
Federal and state
  income tax provision....        6,751            -       (565)(6)          6,186     2,641    1,221      (1,669)(12)      8,379
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
Net earnings (loss).......      $10,518        $(859)      $(17)            $9,642    $4,013   $1,912     $(3,708)        $11,859
Dividends on preferred
   stock..................            -            -          -                  -        38        -           -              38
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
Net earnings (loss)
   attributable to common
   shareholders...........      $10,518        $(859)      $(17)            $9,642    $3,975   $1,912     $(3,708)        $11,821
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
                              ----------   -----------  --------------   ---------   -------  --------   --------------  ---------
Earnings (loss) per
   common share
   Basic..................        $1.41                                      $1.28                                          $1.57
                               ---------                                   --------                                        -------
                               ---------                                   --------                                        -------
   Diluted................        $1.40                                      $1.27                                          $1.56
                               ---------                                   --------                                        -------
                               ---------                                   --------                                        -------
Weighted average shares
  outstanding
   Basic..................        7,460                      60              7,520                                          7,520
   Diluted...............         7,539                      60              7,599                                          7,599


---------------------------------
(1) The Ellis Park acquisition occurred on April 21, 1998, and the results of operations of Ellis Park have been included in the historical statement of earnings of Churchill Downs since that date. The pro forma Ellis Park adjustments give effect to the Ellis Park acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998. Historical Ellis Park statement of earnings information is based on the unaudited financial statements for the period from January 1, 1998 to April 21, 1998.

(2) Adjustments necessary to give pro forma effect to the Calder Race Course acquisition and Churchill Downs' new credit agreement as if these transactions had occurred on January 1, 1998 and the elimination of the historical Calder and Tropical intercompany transactions.

(3) To record additional depreciation expense from January 1, 1998 through April 21, 1998 as a result of the revaluation of the Ellis Park property, plant and equipment to its fair value and estimated useful lives.

(4) To record estimated amortization over 40 years from January 1, 1998 through April 21, 1998 of the excess of the Ellis Park purchase price over the fair value of net assets acquired of $6.4 million.

(5) To record the estimated incremental interest expense using an average 6.70% interest rate on borrowings of $16.2 million necessary to finance the Ellis Park acquisition.

(6) To adjust historical Ellis Park tax benefit and to record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Ellis Park acquisition at our estimated federal and state income tax rate of 40%.

(7) To eliminate intercompany rental income and expense between Calder and Tropical.

(8) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder and Tropical property, plant and equipment to its fair value and estimated useful lives.

(9) To record estimated amortization over 40 years of the excess of the Calder Race Course purchase price over the fair value of net assets acquired of $48.2 million.

(10) To record the estimated incremental interest expense using an average 6.70% interest rate on borrowings of $92.0 million necessary to finance the Calder Race Course acquisition and fund deferred financing costs, including amortization of $500,000 expense related to deferred financing costs of $2.5 million over 5 years.

(11) To record the estimated annual commitment fee expense under the new credit agreement on the unused portion of the $250.0 million line of credit of $150.5 million at 0.375%.

(12) To record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder Race Course acquisition at our estimated federal and state income tax rate of 40%.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     C.  EXHIBITS                   Description of Document
         2.1        Stock Purchase Agreement and Joint Escrow Instructions dated as of January 21, 1999 by and among Churchill Downs Incorporated and
                    KE Acquisition Corp.*

         2.2        First Amendment to Stock Purchase Agreement dated as of
                    April 19, 1999 by and between Churchill Downs Incorporated,
                    Churchill Downs Management Company and KE Acquisition Corp.*

         2.3        Agreement and Plan of Merger and Amendment to Stock Purchase
                    Agreement dated as of April 22, 1999 by and among Churchill
                    Downs Incorporated, Churchill Downs Management Company, CR
                    Acquisition Corp., TP Acquisition Corp., Calder Race Course,
                    Inc., Tropical Park, Inc. and KE Acquisition Corp.*

          23        Consent of PricewaterhouseCoopers LLP

          99        Press release issued on April 26, 1999 by Churchill Downs
                    Incorporated.*

-----------
* Previously filed

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CHURCHILL DOWNS INCORPORATED

June 17, 1999                        /s/ Robert L. Decker
                                     ------------------------------
                                     Robert L. Decker
                                     Executive Vice President,
                                     Chief Financial Officer
                                     (Principal Financial Officer)

June 17, 1999                        /s/ Vicki L. Baumgardner
                                     ------------------------------
                                     Vicki L. Baumgardner
                                     Vice President, Finance/Treasurer
                                     (Principal Accounting Officer)